Exhibit 10.6

July 30, 2023

Keyarch Acquisition Corporation
c/o Keyarch Global Sponsor Limited
275 Madison Avenue, 39th Floor
New York, New York 10016

Re: Sponsor Letter Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Business Combination Agreement, dated on or about the date hereof (as the same may be amended, modified, supplemented and/or restated from time to time in accordance with the terms thereof, the “Business Combination Agreement”), by and among (i) Keyarch Acquisition Corporation, a Cayman Islands exempted company (together with its successors, “SPAC”), (ii) Zooz Power Ltd., an Israeli company (the “Company”), (ii) Zooz Power Cayman, a Cayman Islands exempted company and a wholly-owned subsidiary of the Company (“Merger Sub”), and (iii) Keyarch Global Sponsor Limited, a Cayman Islands exempted company (the “Sponsor”), in the capacity as the SPAC Representative thereunder, pursuant to which, among other things, subject to the terms and conditions thereof, upon the consummation of the transactions contemplated by the Business Combination Agreement, (a) Merger Sub shall merge with and into SPAC, with the SPAC continuing as the surviving entity and a wholly-owned subsidiary of the Company, and (b) each SPAC Class A Share and SPAC Class B Share issued and outstanding immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive the SPAC Shares Merger Consideration, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with applicable Law (such transactions contemplated by the Business Combination Agreement, the “Business Combination”). Any capitalized terms used but not defined in this letter agreement (as the same may be amended, modified, supplemented and/or restated from time to time with the prior written consent of the parties hereto, this “Agreement”) will have the respective meanings ascribed thereto in the Business Combination Agreement.

Prior to SPAC’s initial public offering, the Sponsor acquired an aggregate of 2,800,000 of SPAC’s Class B ordinary shares, par value $0.0001 (“Class B Shares”; such 2,800,000 Class B Shares, the “Total Founder Shares”). In connection with the Business Combination Agreement, the Sponsor agrees to enter into this Agreement with SPAC and the Company solely with respect to 1,120,000 of the Total Founder Shares (such 1,120,000 shares of the Total Founder Shares, the “Subject Founder Shares”) held by the Sponsor. For the avoidance of doubt, the Subject Founder Shares also shall include any and all SPAC Class A Shares or Company Ordinary Shares issued upon conversion thereof.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor, SPAC and the Company hereby agree as follows:

1. The Sponsor shall make commercially reasonable efforts to utilize all or any portion of the Subject Founder Shares (and shall provide prior written notice to the Company with respect to any such utilization) to pay, at the Closing, any portion of the unpaid SPAC Transaction Expenses, or to incentive investors or otherwise provide support in connection with any Transaction Financing, upon terms to be mutually agreed by the Sponsor, SPAC, the Company and any such payees or recipients (the “Payees”; any Subject Founder Shares that are transferred to Payees as contemplated by this Section 1 are referred to herein as “Payment Shares”); provided, however, that any such payment and/or transfer of Payment Shares must be permitted or receive any required approvals under that certain letter agreement dated as of January 24, 2022, by and between the Sponsor, SPAC and the other parties thereto (the “Insider Letter”), including, without limitation, that, absent any agreement among the parties to the Insider Letter to the contrary, the Subject Founder Shares shall continue to be subject to the restrictions set forth in the Insider Letter and any such Payees shall have entered into written agreements to be bound by the restrictions therein, and the rights and obligations of SPAC under the Insider Letter will be assigned and delegated to the Company as if it were the original “Company” party thereto. Notwithstanding the foregoing, the Parties acknowledge and agree that there can be no assurances that any such Payees or creditors of SPAC will accept any of the Subject Founder Shares as payment for any obligation.

2. The Sponsor hereby agrees that, upon and subject to the Closing, any Subject Founder Shares that are not transferred to Payees as contemplated by Section 1 hereof (the Subject Founder Shares less any Payment Shares are referred to herein as the “Sponsor Earnout Shares”) shall be placed into the Sponsor Escrow Account (as hereinafter defined). The Sponsor hereby agrees that, prior to the Closing, it shall enter into an escrow agreement with the Company, SPAC and Continental Stock Transfer and Trust Company (or another escrow agent reasonably acceptable to the Sponsor and the Company), as escrow agent (the “Escrow Agent”), in form and substance to be mutually agreed by the parties thereto prior to the Closing (the “Escrow Agreement”), and, upon and subject to the Closing, the Sponsor shall deposit the Sponsor Earnout Shares (subject to equitable adjustment for stock splits, reorganizations, combinations, exchanges, readjustment of shares, recapitalizations, share sub-divisions (including share consolidations), split-up and the like, including to account for any equity securities into which such shares are exchanged or converted and similar transactions affecting the Company Ordinary Shares after the date of this Agreement)(as hereinafter defined), the “Sponsor Escrow Shares”) into a segregated escrow account (the “Sponsor Escrow Account”) with the Escrow Agent to be held, along with any equity securities paid as special or other extraordinary dividends or distributions paid by the Company (to the extent the Company decides in its sole discretion to pay any such dividends or distributions) on the Sponsor Escrow Shares (“Escrow Earnings”), in the Sponsor Escrow Account and disbursed in accordance with the terms of this Agreement and the Sponsor Escrow Agreement. In addition, the Sponsor Earnout Shares shall be subject to, upon and subject to the Closing, the voting proxy attached hereto as Exhibit A (“Voting Proxy”) for so long as the Sponsor Earnout Shares are required to be held in the Sponsor Escrow Account.

3. Except as expressly permitted hereunder, the Sponsor shall not lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, establish or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, transfer or otherwise dispose of, or hypothecate or otherwise grant any interest in or to, directly or indirectly, the Sponsor Earnout Shares during the Contingent Period (as defined below). Except as otherwise set forth in this Agreement, all of the Sponsor Earnout Shares, together with any Escrow Earnings, shall be retained in the Sponsor Escrow Account and the Sponsor Earnout Shares shall be subject to the Voting Proxy unless and until their release upon the achievement of a Release Event (as defined below) in accordance with Section 6 hereof or a Triggering Event (as defined below) in accordance with Section 7 hereof.

4. The Sponsor agrees that up to fifty percent (50%) of the Sponsor Earnout Shares (the “Returned Earnout Shares”), together with any Escrow Earnings paid by the Company for such Returned Earnout Shares, shall be subject to potential transfer to the Company for no consideration (the “Sponsor Transfer”) at the end of the Earnout Period in the event that not all of the Revenue Earnout Milestones or Price Earnout Milestones are achieved by the Company and its Subsidiaries pursuant to Section 1.2 of the Business Combination Agreement, provided, that, for the avoidance of doubt, such Sponsor Transfer to the Company shall in no event include the Minimum Return Shares (as defined below).

5. In the event that, as of the end of the Earnout Period (subject, however, to the provisions of Section 1.2(b)(iv) of the Business Combination Agreement) (the “Termination Date”, and the period from the Closing Date until and including the Termination Date, the “Contingent Period”), less than all of the Sponsor Earnout Shares have been released to the Sponsor pursuant to one or more Release Events or pursuant to a Triggering Event, (i) the Sponsor will as promptly as practicable give the instruction to make the Sponsor Transfer of the Returned Earnout Shares, and the Escrow Agent shall deliver the Returned Earnout Shares and any related Escrow Earnings to the Company (with any Returned Earnout Shares to be transferred to the Company in certificated or book-entry form, as applicable), and (ii) the parties shall jointly instruct the Escrow Agent to deliver the Minimum Return Shares to the Sponsor in accordance with Section 7 hereof. For the avoidance of doubt, such Returned Earnout Shares shall not exceed 50% of the Sponsor Earnout Shares. The Company and the Sponsor shall give joint written instructions to the Escrow Agent to release the applicable Returned Earnout Shares and Minimum Return Shares and any related Escrow Earnings promptly (but in any event within five (5) Business Days) after the occurrence of a Release Event or a Triggering Event, including the number of Returned Earnout Shares and Minimum Return Shares and amount of any related Escrow Earnings to be released; provided, that the Company shall notify the Sponsor in writing at least three (3) Business Days in advance of a Triggering Event and provide written instructions to the Escrow Agent to release the Minimum Return Shares to the Sponsor in upon the occurrence of any Triggering Event in accordance with Section 7 hereof.

6. Other than as expressly set forth in this Agreement or the Sponsor Escrow Agreement, the Sponsor shall have full ownership rights to the Sponsor Earnout Shares, including, without limitation, the right to vote the Sponsor Earnout Shares in accordance with and subject to the Voting Proxy (and for the avoidance of any doubt, the Earnout Shares shall be voted in accordance with the terms of the Voting Proxy for so long as the Sponsor Earnout Shares are required to be held in the Sponsor Escrow Account in accordance with the terms of this Agreement), except that any Escrow Earnings shall be retained in the Sponsor Escrow Account, to be held in accordance with the terms of this Agreement and the Sponsor Escrow Agreement. The Sponsor Earnout Shares shall vest, no longer be subject to the Sponsor Transfer and be released from the Sponsor Escrow Account upon the occurrence of the following events (each, a “Release Event”):

a.	Twenty-five percent (25%) of the Sponsor Earnout Shares (the “First Level Contingent Sponsor Share Consideration”) shall become no longer subject to the Sponsor Transfer and be released from the Sponsor Escrow Account upon the date of final determination, pursuant to Section 1.2 of the Business Combination Agreement, that a First Earnout Milestone has been achieved.

b.	Thirty-five percent (35%) of the Sponsor Earnout Shares (the “Second Level Contingent Sponsor Share Consideration”) shall become no longer subject to the Sponsor Transfer and be released from the Sponsor Escrow Account upon the date of final determination, pursuant to Section 1.2 of the Business Combination Agreement, that a Second Earnout Milestone has been achieved.

c.	Forty percent (40%) of the Sponsor Earnout Shares (the “Third Level Contingent Sponsor Share Consideration”) shall become no longer subject to the Sponsor Transfer and be released from the Sponsor Escrow Account upon the date of final determination, pursuant to Section 1.2 of the Business Combination Agreement, that a Third Earnout Milestone has been achieved.

d.	Notwithstanding anything to the contrary herein, at the end of the Contingent Period (and, for the avoidance of doubt, whether or not any Earnout Milestone has been achieved), fifty percent (50%) of the Sponsor Earnout Shares (which fifty percent (50%) shall include any Sponsor Earnout Shares released to Sponsor upon a Release Event) (the “Minimum Return Shares”) shall be returned to the Sponsor and released from the Sponsor Escrow Account.

For the avoidance of doubt, in the event the Company meets at the same measurement period the milestones for the Second Level Contingent Sponsor Share Consideration and the First Level Contingent Sponsor Share Consideration, then the issuance will also include the First Level Contingent Sponsor Share Consideration. In the event the Company meets at the same measurement period the milestones for the Third Level Contingent Sponsor Share Consideration and Second Level Contingent Sponsor Share Consideration and the First Level Contingent Sponsor Share Consideration, then the issuance will also include the entitlement for the First Level Contingent Sponsor Share Consideration and the Second Level Contingent Sponsor Share Consideration. For the avoidance of doubt, each fiscal quarter may be counted for more than once for determining whether any Earnout Milestone has been met.

For the avoidance of doubt, other than the Sponsor Earnout Shares, the Sponsor shall retain any other Company Securities and SPAC Securities it holds. The transactions contemplated by this Agreement are contingent upon, and will be effective only upon, the Closing.

7. Notwithstanding anything in this Agreement to the contrary, if not previously returned to the Sponsor pursuant to the terms hereof, the Minimum Return Shares (or any remaining balance thereof) shall vest, no longer be subject to the Sponsor Transfer and be released from the Sponsor Escrow Account to Sponsor the date after the Closing on which the Company consummates a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Company Ordinary Shares (or other equity securities of the Company at such time) for cash, securities or other property (a “Triggering Event”).

8. This Agreement (including the Business Combination Agreement, to the extent incorporated herein) constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified, or waived as to any particular provision, except by a written instrument executed by all parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

9. Neither party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties; provided, that in the event of the liquidation of the Sponsor (“Liquidation”), the Sponsor may, after obtaining the consent of the Company (which shall not be unreasonably withheld, conditioned or delayed), transfer the Sponsor’s rights to any or all of the Total Founder Shares and its rights and obligations under this Agreement to its equity holders so long as such members agree in writing to be bound by the terms of this Agreement that apply to the Sponsor hereunder and thereunder, and each shall execute the Voting Proxy and provide such executed copy to the Company as a condition to such transfer. Any purported assignment in violation of this Section 9 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned parties and their respective successors and permitted assigns.

10. Any notice, consent, or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent in the same manner as provided in Section 10.1 of the Business Combination Agreement, with any notice to the Sponsor being to the same address as the Purchaser Representative therein.

11. This Agreement shall be construed, interpreted, and enforced in a manner consistent with the provisions of the Business Combination Agreement. The provisions set forth in Sections 10.2 through 10.8 and 10.10 through 10.13 of the Business Combination Agreement, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Agreement as if all references to the “Agreement” in such sections were instead references to this Agreement, and the references therein to the “Parties” were instead to the parties to this Agreement.

12. This Agreement shall terminate at such time, if any, as the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, and upon such termination this Agreement shall be null and void and of no effect whatsoever, and the parties hereto shall have no obligations under this Agreement.

{Remainder of Page Left Blank; Signature Page Follows}

Please indicate your agreement to the foregoing by signing in the space provided below.

SPAC:

KEYARCH ACQUISITION CORPORATION

By:	/s/ Dr. Kai Xiong
	Name:	Dr. Kai Xiong
	Title:	Authorized Signatory

The Company:

ZOOZ POWER LTD.

By:	/s/ Avi Cohen
	Name:	Avi Cohen
	Title:	Chairman of Directors

Accepted and agreed, effective as of the date first set forth above:

Sponsor:

KEYARCH GLOBAL SPONSOR LIMITED

By:	/s/ Dr. Kai Xiong
	Name:	Dr. Kai Xiong
	Title:	Authorized Signatory

[Signature Page to Sponsor Letter Agreement]

Exhibit A

IRREVOCABLE PROXY AND POWER OF ATTORNEY

Any capitalized terms used but not defined in this Irrevocable Proxy and Power of Attorney will have the respective meanings ascribed thereto in the Agreement (as defined below).

1.	In connection with that certain Letter Agreement, by and among Zooz Power Ltd., Keyarch Acquisition Corporation, and Keyarch Global Sponsor Limited, dated as of July 30, 2023 (the “Agreement”), the undersigned hereby irrevocably appoints the Chief Executive Officer of the Company or another executive officer of the Company designated by the board of directors of the Company, with full power of substitution, as proxy for the undersigned, so long as the Sponsor Escrow Shares are required to be held by the Escrow Agent, solely in accordance with the terms of Section 2 below and subject thereto (the “Proxy Holder”), to: (i) cause the Sponsor Escrow Shares owned by the undersigned and held by the Escrow Agent, at any time and from time to time while the Sponsor Escrow Shares are required to be held in the Sponsor Escrow Account by the Escrow Agent pursuant to the Agreement, to be counted as present at any and all general, special or class meetings of the Company’s shareholders; (ii) represent the undersigned and to vote in its name at any and all general, special or class meetings of the shareholders of the Company, however called, in respect of the Sponsor Escrow Shares, in accordance with Section 2 below; (iii) sign and execute on the undersigned’s behalf any written resolutions of the Company’s shareholders, or any class thereof, in respect of the Sponsor Escrow Shares, in accordance with Section 2 below; and (iv) receive all notices and communications with respect to the above.

2.	Notwithstanding anything herein to the contrary, so long as the Sponsor Escrow Shares are required to be held in the Sponsor Escrow Account by the Escrow Agent in accordance with the Agreement, the Sponsor Escrow Shares to be voted under this proxy shall be voted by the Proxy Holder in the same proportion as the votes of all other Company shareholders, present and voting at the applicable meeting (either in person, by proxy, by voting card, by electronic voting, or by any other way permitted).

3.	The undersigned hereby further authorizes and grants a power of attorney to the Proxy Holder with respect to any Sponsor Escrow Shares in the Sponsor Escrow Account for as long such Sponsor Escrow Shares are required to be held in the Sponsor Escrow Account by the Escrow Agent, to exercise the right, power and authority with respect to the Sponsor Escrow Shares set forth herein without consultation with the undersigned and to receive all documents intended for shareholders with respect to such Sponsor Escrow Shares, sign in the undersigned’s name and on its behalf any document with respect to the voting of such Sponsor Escrow Shares in as much as the Holder Proxy shall reasonably deem it necessary or desirable to do so, all in accordance with and subject to the provisions of Section 2 above.

4.	This proxy shall be in full force and effect until the release of any Sponsor Escrow Shares from the Sponsor Escrow Account in accordance with the terms of the Agreement and shall be irrevocable during such time. The expiration of this proxy shall in no manner affect the validity of any document, affidavit, or approval which has been signed or given as aforesaid prior to the expiration hereof and in accordance herewith.

5.	As long as this proxy is in effect, any and all voting rights that the undersigned may have with respect to any Sponsor Escrow Shares which are not required to be released from the Sponsor Escrow Account in accordance with the terms of the Agreement shall be exercised exclusively by this proxy. The undersigned hereby revokes any proxy(ies) heretofore given in respect of the Sponsor Escrow Shares to any person(s), so long as the Sponsor Escrow Shares are required to be held in the Sponsor Escrow Account by the Escrow Agent, and agrees not to give any other proxies in derogation or to prevent the undersigned from complying with its obligations hereof, until such time as this proxy is no longer in full force and effect.

6.	The undersigned hereby confirms and undertakes that it shall not have, and hereby irrevocably waives, any claim or demand against the Company and/or the Proxy Holder for any action taken or not taken by the Proxy Holder in accordance with the provisions hereof.

7.	The undersigned acknowledges and agrees that this proxy shall be irrevocable during the term hereof and is a special power of attorney coupled with an interest sufficient in law to support an irrevocable power and shall survive the bankruptcy, death, and adjudication of incompetence or the like of the undersigned. During the term hereof, this proxy shall survive any change in the Proxy Holder (which may only be made with the Company’s prior written consent) until duly replaced by a similar power of attorney executed by a newly appointed Proxy Holder.

IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy as of the date written below.

KEYARCH GLOBAL SPONSOR LIMITED

By:
Name:
Title:

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